Exhibit 10.492

Borrower Name:	Inland Western Viera Lake Andrew, LLC
Project Name:	Shoppes at Lake Andrew
Viera, Florida

THIS NOTE IS A RENEWAL NOTE, AMENDING, RESTATING AND RENEWING THAT CERTAIN FUTURE ADVANCE AND RENEWAL NOTE BY WICKHAM & 95 CORP., A FLORIDA CORPORATION, LOT 90, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY, AND LOT 91, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY TO AND IN FAVOR OF NATIONWIDE LIFE INSURANCE COMPANY, AN OHIO CORPORATION, DATED FEBRUARY 27, 2004 IN THE ORIGINAL PRINCIPAL AMOUNT OF FIFTEEN THOUSAND EIGHT HUNDRED FIFTY AND NO/100 DOLLARS ($15,850,000.00) (THE “ORIGINAL NOTE”).

FLORIDA DOCUMENTARY STAMP TAXES ARE BEING PAID IN CONNECTION WITH THE AMOUNT OF FIFTEEN MILLION SIX HUNDRED FIFTY-SIX THOUSAND FIVE HUNDRED ELEVEN AND NO/100 DOLLARS ($15,656,511.00) BEING ADVANCED IN CONNECTION HEREWITH.  DOCUMENTARY STAMPS IN THE AMOUNT OF FIFTY-FIVE THOUSAND FOUR HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($55,475,00.00) HAVE BEEN AFFIXED TO THE ORIGINAL ASSUMPTION AGREEMENT OF EVEN DATE HEREWITH WHICH, TOGETHER WITH THE NOTICE OF FUTURE ADVANCE, MORTGAGE MODIFICATION AND AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT DATED FEBRUARY 27, 2004 AND RECORDED ON MARCH 1, 2004 IN OFFICIAL RECORDS BOOK 5212, PAGE 2259 OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA, AS AMENDED AND RESTATED BY THAT CERTAIN MORTGAGE MODIFICATION AND AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT OF EVEN DATE HEREWITH, SECURES THIS NOTE.  THE OUTSTANDING PRINCIPAL BALANCE OF THE ORIGINAL NOTE IN THE AMOUNT OF FIFTEEN MILLION SIX HUNDRED FIFTY-SIX THOUSAND FIVE HUNDRED ELEVEN AND NO/100 DOLLARS ($15,656,511.00) EXEMPT FROM FLORIDA INTANGIBLE TAXES PURSUANT TO FLORIDA STATUTES SECTION 199.145.3.  THE ORIGINAL OF THE AFORESAID ORIGINAL NOTE IS ATTACHED HERETO.

RENEWAL NOTE

$15,656,511.00	Orlando, Florida

December        , 2004

FOR VALUE RECEIVED, THE UNDERSIGNED, INLAND WESTERN VIERA LAKE ANDREW, L.L.C., a Delaware limited liability company (“Borrower”) whose Federal Tax Identification Number is 20-1930110 promises to pay to the order of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns (“Lender”), the principal sum of FIFTEEN MILLION SIX HUNDRED FIFTY-SIX THOUSAND FIVE

HUNDRED ELEVEN AND NO/100 DOLLARS ($15,656,511.00), together with interest on the principal balance of this Renewal Note (the “Note”), from time to time remaining unpaid, from the date of disbursement by Lender at the applicable interest rate hereinafter set forth together with all other sums due hereunder or under the terms of the Mortgage (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment the (“Loan”).  Both principal and interest and all other sums due hereunder shall be payable at the office of Lender at One Nationwide Plaza, Columbus, Ohio 43215-2220, Attention: Real Estate Investment Department, 34T, or at such other place either within or without the State of Ohio as Lender may from time to time designate.  Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

Payment Provision:

(A)         Interest accrued on the unpaid principal balance of this Note from the date of disbursement hereof through December 31, 2004 at the rate of Six and Fifty-Four One Hundredths percent (6.54%) per annum, shall be due and payable on the disbursement date of the Loan;

(B)          Thereafter, monthly installments of interest only on the unpaid principal balance of this Note at the rate of Five percent (5.00%) per annum, shall be due and payable in Sixty (60) consecutive monthly installments commencing on February 1, 2005 and continuing on the first day of each calendar month thereafter, with each such installment to be in the sum of Sixty-Five Thousand Two Hundred Thirty-Five and 46/100 Dollars ($65,235.46), without deduction or set- off.

(C)          Thereafter, monthly installments of principal and interest on the unpaid principal balance of this Note at the rate of Six and Fifty-Four One Hundredths percent (6.54%) per annum, shall be due and payable in Forty-nine (49) consecutive monthly installments commencing February 1, 2010 and continuing on the first day of each calendar month thereafter, with each such installment to be in the sum of One Hundred Seven Thousand Four Hundred Sixteen and 84/100 Dollars ($107,416.84), without deduction or set-off.

Maturity.

The unpaid principal balance of this Note and all accrued unpaid interest thereon, (if not sooner paid), shall be due and payable in full on March 1, 2014 (the “Maturity Date”).

Application of Payments.

All payments shall be applied first to any late payment or other such charges as provided in this Note or in the Mortgage, then to accrued unpaid interest on this Note, and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note (subject to the terms hereof).  Interest due hereunder shall be calculated on the basis of a three hundred sixty (360)-day year (composed of twelve (12) thirty (30)-day months) except the payment due under payment provision (A) above which shall be calculated on the actual number of days; provided, however, in no event shall the rate of interest payable under the terms of this Note exceed the maximum rate of interest permitted under applicable law.

Late Payment Charge.

Prior to the acceleration or maturity of this Note, Lender may collect a late payment charge in an amount equal to five percent (5%) of any full monthly installment not received by the due date.  Such late payment charge shall constitute liquidated damages for the purpose of covering the extra expenses involved in handling delinquent installments and Lender may collect such late payment charges even though it has not given any notice to Borrower of such late payment or a cure period, if any, has not passed; provided that such late payment charge shall not, together with other interest to be paid on the indebtedness evidenced by this Note or indebtedness arising under any instrument securing the payment hereof, exceed the maximum interest permitted under applicable law. Borrower acknowledges that the late payment charge is a fair and reasonable estimate, considering all of the circumstances existing on the date of execution of this Note, of the cost the Lender will incur by reason of such late payment.

Prepayment.

(A)          Except as hereinafter provided, Borrower shall not have the right to prepay all or any part of the Loan at any time. Borrower shall have the right to prepay, in full but not in part, the Loan evidenced by this Note, provided that, as conditions precedent, Borrower: (i) gives Lender not less than thirty (30) days’ prior Written Notice (as defined in the Mortgage) of Borrower’s intention to so prepay this Note; and (ii) pays to Lender the Prepayment Premium (as hereinafter defined), if any, then due and payable to Lender as hereinafter provided.  As used herein, the term “Prepayment Premium” shall mean a sum equal to the greater of either: (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment; or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the Maturity Date, and (b) the present value of the amount of principal and interest due under this Note on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note as of the date of prepayment.  The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth (5) business day preceding the date of prepayment.  Borrower shall be obligated to prepay this Note on the date set forth in the notice to Lender required hereinabove, after such notice has been delivered to Lender.  Notwithstanding the foregoing or any other provision herein to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the outstanding principal balance of this Note in the manner provided in the Mortgage, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

(B)           In the event the Maturity Date of the Loan evidenced by this Note is accelerated by Lender at any time due to a default by Borrower under this Note or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance of this Note together with all accrued unpaid interest hereon made by Borrower, or by anyone on behalf of Borrower, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Lender of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in paragraph (A) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the State of Florida in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

(C)           Notwithstanding anything contained herein to the contrary, during the ninety (90)-day period immediately preceding the Maturity Date of this Note, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in full, but not in part, at par, without incurring a Prepayment Premium.

Additional Conditions.

This Note is secured by, among other things, that certain Notice Of Future Advance, Mortgage Modification and Amended and Restated Mortgage and Security Agreement dated February 27, 2004 and recorded on March 1, 2004 in Official Records Book 5212, Page 2259 of the Public Records of Brevard County, Florida, as assumed by Borrower pursuant to that certain Assumption Agreement of even date herewith to be recorded in the Public Records of Brevard County, Florida and as amended and restated by that certain Mortgage Modification and Amended and Restated Mortgage and Security Agreement of even date herewith to be recorded in the Public Records of Brevard County, Florida (the “Mortgage”), and by an Amended and Restated Assignment of Leases, Rents and Profits of even date herewith to be recorded in the Public Records of Brevard County, Florida (the “Assignment”), encumbering certain real property described therein and located in Brevard County, State of Florida and certain other property, all as more particularly described in the Mortgage (collectively, the “Property”).  The Mortgage and the Assignment contain terms and provisions which provide grounds for acceleration of the Loan evidenced by this Note, together with additional remedies in the event of default hereunder or thereunder.  Failure on the part of Lender to exercise any right granted herein or in the Mortgage or the Assignment or any other Loan Document shall not constitute a waiver of such right, or preclude Lender’s subsequent exercise and enforcement thereof.  This Note, the Mortgage, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with, the Loan evidenced by this Note are hereinafter collectively referred to as the “Loan Documents”.

Except as otherwise provided herein, all parties to this Note, including endorsers, sureties and guarantors, if any, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand, notice of nonpayment, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal, interest and all other obligations arising under this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Lender, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to Lender pursuant to the terms and conditions of this Note.

If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney or other person for collection, whether by suit or otherwise, at any time, or from time to time, Borrower shall be liable to Lender, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable Attorneys’ Fees (as hereinafter defined).

Default.

If Borrower defaults under this Note or under any of the other Loan Documents, then in any or all of such events, at the option of Lender, the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon and all other obligations arising under this Note or any of the other Loan Documents, may be accelerated by Lender and may become and be immediately due and payable then or thereafter as Lender may elect, regardless of the Maturity Date hereof.  All such amounts shall bear interest after maturity, by acceleration or otherwise, at the lesser of either: (i) the highest rate of interest then allowed by the laws of the State of Florida or, if controlling, the laws of the United States; or (ii) the then applicable interest rate of this Note plus five hundred (500) basis points per annum.

During the existence of any such default, which remains uncured beyond any applicable grace or cure period, Lender may apply any sums received, including but not limited to insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Lender may determine.  Neither the right nor the exercise of the right herein granted unto Lender to apply such proceeds as aforesaid shall serve to cure the default or preclude Lender from exercising its option to cause the entire Loan evidenced by this Note to become immediately due and payable by reason of Borrower’s default under the terms of this Note or any of the other Loan Documents.

Notwithstanding any provisions herein to the contrary, Lender’s right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, (i) with respect to any Monetary Default (as hereinafter defined), Lender giving Borrower Written Notice of such Monetary Default and a five (5) day period after such notice is given within which to cure such Monetary Default; provided, however, that Lender shall not be required to give such notice and right to cure as to Monetary Defaults, which occur during any Loan Year (hereinafter defined) if Lender has previously given Written Notice of a Monetary Default during such Loan Year; and (ii) with respect to any Non-Monetary Default (as hereinafter defined), Lender giving Borrower Written Notice of such Non-Monetary Default and a thirty (30)-day period, after the date of such notice, within which to cure such Non-Monetary Default, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30)-day time period, in which event Borrower shall have an extended period of time to complete such cure, provided that action to cure such Non-Monetary Default has commenced within said thirty (30)-day period and Borrower is, in Lender’s sole judgment, not diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion, but in no event longer than ninety (90) days.  It is understood and agreed that the agreement of Lender to provide notice and an opportunity to cure a Monetary Default does not waive Lender’s right to any late payment charge.  As used herein, the term “Loan Year” shall mean each twelve (12) month period beginning with January 1, 2005 and each anniversary thereof.  Any notice required hereunder shall be given as provided in the Mortgage.  Except as provided hereinabove, Lender shall have no obligation to give Borrower notice of, or any period to cure, any Monetary Default or any Incurable Default (as hereinafter defined) prior to exercising Lender’s right, power and privilege to accelerate the maturity of the Loan evidenced hereby, to declare the same to be immediately due and payable, and to exercise all other rights and remedies herein granted or otherwise available to Lender at law or in equity. As used herein, the term “Monetary Default” shall mean any default which can be cured by the payment of money, including but not limited to, the payment of principal and/or interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Mortgage.  As used herein, the term “Non-Monetary Default” shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term “Incurable Default” shall mean either: (i) any voluntary or involuntary sale, assignment, mortgaging or transfer of the Property or ownership interests in Borrower in violation of the covenants of the Mortgage; or (ii) if Borrower, or any person or entity comprising Borrower, should make an assignment for the benefit of creditors, become insolvent, or file (or have filed against it) a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization) which is not dismissed within thirty (30) days after the filing of same.

Notwithstanding any provision of this Note to the contrary, during any period of default and regardless of any cure period applicable to such default, in each instance under this Note, the Mortgage, or any of the other Loan Documents in which either: (i) Borrower is permitted to take a material action without Lender’s consent; or (ii) Lender’s consent is to be exercised reasonably, Lender’s consent shall be required and shall be granted or withheld in Lender’s sole and absolute discretion.

Savings Clause; Severability.

It is the intent of Borrower and Lender in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this section shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated.  If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan evidenced by this Note exceeds the maximum permitted by applicable law, Lender shall refund to Borrower the amount of such excess and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  In the event that Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination be immediately returned to Borrower, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.  By execution of this Note, Borrower acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that such Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.  The term “applicable law” or “applicable usury law” as used in this Note shall mean the laws of the State of Florida or the laws of the United States, whichever laws allow the greater rate of interest and do not violate the laws of the State of Florida, as such laws now exist or may be changed or amended or come into effect in the future.  If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

Exculpation.

The liability of Borrower with respect to the payment of principal and interest shall be “non-recourse”.  Except as hereinafter provided, Lender’s source of satisfaction of Borrower’s obligations under this Note and the other Loan Documents shall be limited to the Property and Lender’s receipt of the rents, issues and profits from the Property and any other security or collateral now or hereafter held by Lender, and Lender shall not seek to procure payment out of any other assets of Borrower, or any person or entity comprising Borrower, or to seek judgment (except as hereinafter provided) for any sums which are or may be payable under this Note or any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Mortgage.  Notwithstanding the foregoing, nothing herein contained shall be deemed to be a release or impairment of the Loan evidenced by this Note or the security therefor intended by the other Loan Documents, or be deemed to preclude Lender from exercising its rights to foreclose the Mortgage or to enforce any of its other rights or remedies under the Loan Documents, including but not limited to that certain Guaranty of even date herewith from Ernie Euler and Mike Renfro (the “Guarantors”) to Lender (the “Guaranty”).

Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the continued personal liability of Borrower for any loss or damage suffered by Lender due to:

(1)           fraud, willful misconduct or material misrepresentation made by Borrower or Guarantors in or in connection with the letter from Lender consenting to the assumption of the Loan dated December 21, 2004, and accepted by Borrower on December 30, 2004 and any subsequent amendments thereto, this Note or any of the other Loan Documents;

(2)           the failure of Borrower to pay taxes which accrue prior to Lender taking control of the Property or to pay assessments or any other governmental impositions, charges for labor incurred by Borrower, charges for materials incurred by Borrower or any other charges incurred by Borrower which may create liens on any portion of the Property;

(3)           the misapplication or misappropriation of (i) proceeds of insurance covering any portion of the Property; (ii) proceeds of the sale, condemnation or transfer in lieu of condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Borrower subsequent to the date on which Lender makes written demand therefor pursuant to any of the Loan Documents;

(4)           causing or permitting waste or causing arson to occur in, on or about the Property, and failing to maintain the Property, except for ordinary wear and tear;

(5)           Borrower’s failure to return to Lender all unearned advance rentals and security deposits that have been paid by tenants of the Property to the extent that such amounts have not been refunded to or forfeited by such tenants;

(6)           the failure by Borrower to pay any and all tenant improvement allowances owed to tenants leasing space in the Property;

(7)           the failure by Borrower to pay to Lender any and all fees paid to Borrower by any tenant of the Property which fees permit the tenant to terminate its lease or otherwise abandon or vacate its leased premises;

(8)           loss by fire or any other casualty to the extent not compensated by insurance proceeds collected by or remitted to Lender, as a result of Borrower’s failure to comply with the insurance provisions of the Mortgage;

(9)           the failure to return to or reimburse Lender for all Fixtures and Personal Property (as defined in the Mortgage) owned by Borrower and taken from the Property by or on behalf of Borrower, out of the ordinary course of business, and not replaced by items with values equal to or greater than the original values of the Fixtures and Personal Property so removed;

(10)         all court costs and Reasonable Attorneys’ Fees (as hereinafter defined) actually incurred by Lender for which Borrower is liable pursuant to the terms of this Note or any of the other Loan Documents;

(11)         (i) the removal of any chemical, material or substance in excess of legal limits or which is required by any governmental entity, to which exposure is prohibited, limited or regulated by any federal, state, county or local authority, and which may or could pose a hazard to the health and safety of the occupants of the Property (which substances are also further defined in the Mortgage as “Hazardous Materials”), regardless of the source of origination (including sources off the Property which migrate onto the Property or its groundwater); (ii) the restoration of the Property to comply with all governmental regulations pertaining to Hazardous Materials found in, on or under the Property, regardless of the source of origination (including sources off the Property which migrate onto the Property or its groundwater); and (iii) any indemnity or other agreement to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising as a result of the existence and/or removal of Hazardous Materials in violation of Hazardous Waste Laws and from the violation of Hazardous Waste Laws (as defined in the Mortgage).  Borrower shall not be liable hereunder if the Property becomes contaminated (a) subsequent to Lender’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof, or (b) subsequent to any transfer of ownership of the Property which was approved or authorized in writing by Lender pursuant to the Mortgage, provided that such transferee assumes in writing all obligations of Borrower with respect to compliance with Hazardous Waste Laws under the Mortgage and the Indemnity Agreement by Borrower and executed of even date herewith.  Liability under this subsection (11) shall extend beyond repayment of the Loan and compliance with the terms of the Note and compliance with the terms of the Mortgage unless Borrower at such time provides Lender with an environmental assessment report acceptable to Lender, in Lender’s sole discretion, showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws.  The burden of proof under this subparagraph with regard to establishing the date upon which such Hazardous Materials were placed or appeared in, on or under the Property shall be upon Borrower;

(12)         (i) any and all costs incurred in order to cause the Property to comply with any applicable Accessibility Laws (as defined in the Mortgage) and (ii) any indemnity or other agreements to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising as a result of non-compliance with any applicable Accessibility Laws.  Borrower shall not be liable hereunder for compliance with any applicable Accessibility Laws that first become effective, or for any violation of any applicable Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Lender’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership of the Property which was approved or authorized in writing by Lender pursuant to the Mortgage, provided that such transferee assumes in writing all obligations of Borrower pertaining to any applicable Accessibility Laws pursuant to the terms of the Loan Documents.  The burden of proof under this subparagraph with regard to establishing the date upon which such non-compliance with any Accessibility Laws occurred at the Property shall be upon Borrower; and

(13)         failure to remit to Lender any amounts under any letter of credit (or any renewals and/or replacements thereof) supplied by Borrower to Lender in connection with the Loan, this Note or any of the other Loan Documents in the event that the bank issuing such letter of credit becomes insolvent, files or has filed against it any bankruptcy or similar proceeding or is closed (either temporarily or permanently), is placed in receivership, conservatorship or liquidation by the Federal Deposit Insurance Corporation, Resolution Trust Corporation or any other governmental or quasi-governmental entity, or otherwise fails or refuses to honor such letter of credit or otherwise fails to maintain certain criteria required by Lender; and

(14)         failure to timely pay any amounts payable for all state documentary stamp taxes and intangible personal property taxes, if any, which may be levied or assessed against the Loan, this Note, the Mortgage or any of the other Loan Documents, together with all interest penalties or charges in connection therewith.

The obligations of Borrower in subsections (1) through (14) above, except as specifically provided in subsections (11) and (12), shall survive the repayment of the Loan evidenced by this Note, and satisfaction of the Mortgage unless such repayment is in the full amount of all sums due and owing under the Loan and such repayment occurs prior to a default under the Loan resulting in the foreclosure of the Mortgage or transfer of the Property in lieu of foreclosure.

Full Recourse.

Notwithstanding any provisions in this Note to the contrary, including without limitation the provisions set forth in the section captioned “Exculpation” hereinabove, Borrower shall be personally liable, jointly and severally, for the entire indebtedness evidenced by this Note (including all principal, interest and other charges) in the event (i) Borrower violates the covenant governing the placing of subordinate financing on the Property as set forth in the Mortgage; (ii) Borrower violates the covenant restricting transfers of interests in the Property or transfers of ownership interests in Borrower as set forth in the Mortgage; or (iii) there is filed against Borrower or any guarantor or indemnitor of the Loan, a petition in bankruptcy or for the appointment of a receiver, or there commences under any bankruptcy or insolvency law, proceedings for Borrower’s relief, or for the compromise, extension, arrangement or adjustment of Borrower’s obligations which is not dismissed within thirty (30) days after the filing of same.

Waiver of Jury Trial.

BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST LENDER, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, LENDER’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  IN NO EVENT SHALL LENDER, ITS SUCCESSORS OR ASSIGNS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, BORROWER WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES.

Captions.

The captions set forth at the beginning of the various paragraphs of this Note are for convenience only, and shall not be used to interpret or construe the provisions of this Note.

Attorneys’ Fees.

As used herein, the phrase “Reasonable Attorneys’ Fees” shall mean fees charged by attorneys selected by Lender based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of Florida.

Applicable Laws.

This Note and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws.  The parties hereto irrevocably; (i) agree that any suit, action or other legal proceeding arising out of or relating to this Note may be brought in a court of record in the State of Florida or in the courts of the United States of America located in such state; (ii) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding; and (iii) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

Modifications.

This Note may not be amended or modified except by an agreement in writing signed by the party against whom enforcement is sought.

Time of the Essence.

In connection with the Loan and this Note, time shall be of the essence.

Successors and Assigns.

The terms, conditions, obligations and liabilities of this Note shall be binding upon Borrower, its heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.  If Borrower is comprised of more than one (1) person or entity, then the liability of each such person and entity hereunder shall be joint and several.

Authorization.

By its signature below, Borrower represents and warrants that the Loan transaction contemplated by this Note and any of the other Loan Documents have been properly authorized by Borrower’s governing or managing body, and that the person signing on behalf of Borrower has been duly authorized to sign for, and hereto bind the Borrower.

Transfer.

Lender may, at any time, sell, transfer or assign this Note, the Mortgage, the Assignment and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such securities or any credit rating agency rating such securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable.  Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents.  To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the day and year first above written.

INLAND WESTERN VIERA LAKE ANDREW, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Debra Palmer

	Name:	Debra Palmer

	Its:	Asst. Secretary

(CORPORATE SEAL)

Borrower’s Address:

c/o The Inland Real Estate Group, Inc.,

2901 Butterfield Road

Oak Brook, Illinois 60523

Borrower’s FEI#: 20-1930110

Documentary Stamps in the amount of FIFTY-FIVE THOUSAND FOUR HUNDRED SEVENTY-FIVE AND NO/100 DOLLARS ($55,475,00.00) have been affixed to the original Assumption Agreement of even date herewith which secures this Note.